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                                                                 EXHIBIT 12.5


SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                           6 Months      6 Months
                                                                                                            Ended         Ended
                                                   Year End.  Year End.  Year End.  Year End.   Year End.  June 30,      June 30,
                                                     1995       1996       1997       1998        1999       1999         2000
                                                 ----------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                             $  (313)   $  (302)   $  (287)   $   (82)    $ (84)     $ (47)       $(142)
Fixed Charges:
  Interest expense                                      70        164        160        157       153         77          164
  Interest factor of rental expense                     --         --         --         --        --         --           --
                                                 ----------------------------------------------------------------------------------
             Total fixed charges                        70        164        160        157       153         77          164
                                                 ----------------------------------------------------------------------------------
             Total earnings                           (243)      (138)      (127)        75        69         30           22

             Total fixed charges                        70        164        160        157       153         77          164
                                                 ----------------------------------------------------------------------------------
Ratio of earnings to fixed charges                   (3.47)     (0.84)     (0.79)      0.48      0.45       0.39         0.13
                                                 ----------------------------------------------------------------------------------
  Deficiency to cover fixed charges                    313        302        287         82        84         47          142
                                                 ----------------------------------------------------------------------------------